Exhibit 10.1

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

STATE OF TEXAS

COUNTY OF TRAVIS

This CANCER RESEARCH GRANT CONTRACT (“Contract”) is by and between the Cancer Prevention and Research Institute of Texas (“CPRIT”), hereinafter referred to as the “INSTITUTE”, acting through its Chief Executive Officer, and Ruga Corporation, hereinafter referred to as the “RECIPIENT”, acting through its authorized signing official.

RECITALS

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE, Ch. 102, the INSTITUTE may make grants to public and private persons in this state for research into the causes and cures for all types of cancer in humans; facilities for use in research into the causes and cures for cancer; research to develop therapies, protocols, medical pharmaceuticals, or procedures for the cure or substantial mitigation of all types of cancer; and cancer prevention and control programs.

WHEREAS, Article III, Section 67 of the Texas Constitution expressly authorizes the State of Texas to sell general obligation bonds on behalf of the INSTITUTE and for the INSTITUTE to use the proceeds from the sale of the bonds for the purposes of cancer research and prevention programs in this state.

WHEREAS, the INSTITUTE issued a request for applications for RFA P-15-NEWCO-4: New Company Product Development Awards on or about January 2015.

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE § 102.251, and after a review by the INSTITUTE’s scientific research and prevention program committees, the INSTITUTE has approved a Grant (defined below) to be awarded to the RECIPIENT.

WHEREAS, to ensure that the Grant provided to the RECIPIENT pursuant to this Contract is utilized in a manner consistent with Tex. Const. Article III, Section 67 and other laws, and in exchange for receiving such Grant, the RECIPIENT agrees to comply with certain conditions and deliver certain performance.

WHEREAS, the RECIPIENT and the INSTITUTE desire to set forth herein the provisions relating to the awarding of such monies and the disbursement thereof to the RECIPIENT.

IN CONSIDERATION of the Grant and the premises, covenants, agreements, and provisions contained in this Contract, the parties agree to the following terms and conditions:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Article I

DEFINITIONS

The following terms shall have the following meaning throughout this Contract and any Attachments and amendments. Other terms may be defined elsewhere in this Contract.

(1) Collaborator-any entity other than the RECIPIENT having one or more personnel participating in the Project and (a) designated as a collaborator in the application submitted by the RECIPIENT requesting the Grant funds awarded by the INSTITUTE, or (b) otherwise approved in writing as a collaborator by the INSTITUTE.

(2) Contractor-any person or entity, other than a Collaborator or the RECIPIENT (or their respective personnel), who is contracted by the RECIPIENT to perform activities for the Project.

(3) Equipment-an article of tangible, nonexpendable personal property having a useful life of more than one year and an acquisition cost of $5,000 or more per unit.

(4) Grant-the funding assistance authorized by TEX. HEALTH & SAFETY CODE, Ch. 102 in the amount specified in Section 2.01 and awarded by the INSTITUTE to the RECIPIENT to carry out the Project pursuant to the terms and conditions of this Contract.

(5) Indirect Costs-the expenses of doing business that are not readily identified with a particular grant, contract, project, function or activity, but are necessary for the general operation of the organization or the performance of the organization’s activities.

(6) Institute-Funded Activity-all aspects of work conducted on or as part of the Project.

(7) Non-Profit Organization-a university or other institution of higher education or an organization of the type described in 501(c)(3) of the Internal Revenue Code of 1986, as amended (26 U.S.C. 501 (c)(3)) and exempt from taxation under 501 (a) of the Internal Revenue Code (26 U.S.C. 501 (a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(8) Principal Investigator/Program Director-the individual designated by the RECIPIENT to direct the Project who is principally responsible and accountable to the RECIPIENT and the INSTITUTE for the proper conduct of the Project. References herein to “Principal Investigator/Program Director” include Co-Principal Investigators or Co-Program Directors as well. The Principal Investigator/Program Director and Co-Principal Investigators or Co-Program Directors are set forth on Attachment A.

(9) Project-the activities specified or generally described in the Scope of Work or otherwise in this Contract (including without limitation any of the Attachments to the Contract) that are approved by the INSTITUTE for funding, regardless of whether the INSTITUTE funding constitutes all or only a portion of the financial support necessary to carry them out.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(10) Recipient Personnel-The RECIPIENT ’s Principal Investigator/Program Director and RECIPIENT’s employees and consultants working on the Project.

Article II

GRANT AWARD

Section 2.01 Award of Monies. In accordance with the provisions of this Contract and any applicable agency administrative rules, the INSTITUTE shall disburse the proceeds of the Grant to the RECIPIENT in an amount not to exceed $20,000,000 to be used solely for the Project. This award is subject to compliance with the Scope of Work and demonstration of progress towards achievement of the milestones set forth in Section 2.02. This Grant is not intended to be a loan of money.

Section 2.02 Scope of Work and Milestones. The RECIPIENT shall perform the Project in accordance with this Agreement and as outlined in Application DP150127 submitted by the RECIPIENT and approved by the INSTITUTE. The RECIPIENT shall conduct the Project within the State of Texas with Texas-based employees, Contractors and/or Collaborators unless otherwise specified in the Scope of Work or the Approved Budget. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment A in their entirety, incorporate them as if fully set forth herein, and agree that the Project description, goals, timeline and milestones included as Attachment A accurately reflect the Scope of Work of the Project to be undertaken by the RECIPIENT (the “Scope of Work”) and the milestones expected to be achieved. RECIPIENT and the INSTITUTE mutually agree that the outcome of scientific research is unpredictable and cannot be guaranteed. The RECIPIENT shall use commercially reasonable efforts to complete the goals of the Project pursuant to the timeline reflected in Attachment A and shall timely notify the INSTITUTE if circumstances occur that materially and adversely affect completion thereof. Modifications, if any, to the Scope of Work must be agreed to in writing by both parties as set forth in Section 2.06 “Amendments and Modifications” herein. Material changes to the Scope of Work include, but are not limited to, changes in key personnel involved with the Project, the site of the Project, and the milestones expected to be achieved.

Section 2.03 Contract Term. The Contract shall be effective as of June 01, 2016 (the “Effective Date”) and terminate on May 31, 2019 or in accordance with the Contract termination provisions set forth in Article VIII herein, whichever shall occur first (the “Termination Date”). Unless otherwise approved by the INSTITUTE as evidenced by written communication from the INSTITUTE to the RECIPIENT and appended to the Contract, Grant funds distributed pursuant to the Contract shall be expended no earlier than the Effective Date or subsequent to the Termination Date. If, as of the Termination Date, the RECIPIENT has not used Grant money awarded by the INSTITUTE for permissible services, expenses, or costs related to the Project and has not received approval from the INSTITUTE for a no cost extension to the contract term pursuant to Section 3.11 “Carry Forward of Unspent Funds and No Cost Extension” herein, then the RECIPIENT shall not be entitled to retain such unused Grant funds from the INSTITUTE. Certain obligations as set forth in Section 9.09 of this Contract shall extend beyond the Termination Date.

Section 2.04 Contract Documentation. The Contract between the INSTITUTE and the RECIPIENT shall consist of this final, executed Contract, including the following Attachments to the Contract, all of which are hereby incorporated by reference:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 2.05 Entire Agreement. All agreements, covenants, representations, certifications and understandings between the parties hereto concerning this Contract have been merged into this written Contract. No prior contemporaneous representation, agreement or understanding, express or implied, oral or otherwise, of the parties or their agents that may have related to the subject matter hereof in any way shall be valid or enforceable unless embodied in this Contract.

Section 2.06 Amendments and Modifications. Requested amendments and modifications to the Contract must be submitted in writing to the INSTITUTE for review and approval (such approval shall not be unreasonably withheld.) Amendments and modifications (including alterations, additions, deletions, assignments and extensions) to the terms of this Contract shall be made solely in writing and shall be executed by both parties. The approved amendment shall be reflected in Attachment A if it is change to the Scope of Work, or as part of Attachment B if it is a budget amendment, or as part of Attachment F for all other changes.

Section 2.07 Relationship of the Parties. The RECIPIENT shall be responsible for the conduct of the Project that is the subject of this Contract and shall direct the activities and at all times be responsible for the performance of Recipient Personnel, Collaborators, Contractors and other agents. The INSTITUTE does not assume responsibility for the conduct of the Project or any Institute-Funded Activity that is the subject of this Contract. The INSTITUTE and the RECIPIENT shall perform their respective obligations under this Contract as independent contractors and not as agents, employees, partners, joint venturers, or representatives of the other party. Neither party is permitted to make representations or commitments that bind the other party.

Section 2.08 Subcontracting. Any and all subcontracts entered into by the RECIPIENT in relation to the performance of activities under the Project shall be in writing and shall be subject to the requirements of this Contract. Without in any way limiting the foregoing, the RECIPIENT shall enter into and maintain a written agreement with each such permitted Contractor with terms and conditions sufficient to ensure the RECIPIENT fully complies with the terms of this Contract, including without limitation the terms set forth in Attachments C, D, and E. The RECIPIENT agrees that it shall be responsible to the INSTITUTE for the performance of and payment to any Contractor. Any reimbursements made by the RECIPIENT to a Contractor shall be made in accordance with the applicable provisions of TEX. GOV’T. CODE, Ch. 2251.

Section 2.09 Transfer or Assignment by the Recipient. This Contract is not transferable or otherwise assignable by the RECIPIENT, whether by operation of law or otherwise, without the prior written consent of the INSTITUTE, except as provided in this Section 2.09. Any such attempted transfer or assignment without the prior written consent of the INSTITUTE (except as provided in this Section 2.09) shall be null, void and of no effect. For purposes of this section, an assignment or transfer of this Contract by the RECIPIENT in connection with a merger, transfer or sale of all or substantially all of the RECIPIENT’s

(a)	Attachment A – Project Description, Goals and Timeline

(b)	Attachment B – Approved Budget, including changes approved by the INSTITUTE subsequent to execution of the Contract.

(c)	Attachment C – Assurances and Certifications

(d)	Attachment D – Intellectual Property and Revenue Sharing

assets or business related to this Contract or a consolidation, change of control or similar transaction involving the RECIPIENT shall not be deemed to constitute a transfer or assignment, so long as such action does not impair or otherwise negatively impact the revenue sharing terms in Attachment D. Nothing herein shall be interpreted as superseding the requirement that the Project be undertaken in Texas with Texas-based employees.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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If the Principal Investigator leaves the employment of the RECIPIENT or is replaced by the RECIPIENT for any reason during the course of the Grant with someone who is not already designated a co-Principal Investigator in the Application, the RECIPIENT shall notify the INSTITUTE prior to replacing the Principal Investigator. Written approval by the INSTITUTE is required for the replacement of the Principal Investigator with someone who is not already a co-Principal Investigator in the Application, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 2.10 Representations and Certifications. The RECIPIENT represents and certifies to the best of its knowledge and belief to the INSTITUTE as follows:

(a) It has legal authority to enter into, execute, and deliver this Contract, and all documents referred to herein, and it has taken all actions necessary to its execution and delivery of such documents;

(b) It will comply with all of the terms, conditions, provisions, covenants, requirements, and certifications in this Contract, applicable statutory provisions, agency administrative rules, and all other documents incorporated herein by reference;

(c) It has made no material false statement or misstatement of fact in connection with this Contract and its receipt of the Grant, and all of the information it previously submitted to the INSTITUTE or that it is required under this Contract to submit to the INSTITUTE relating to the Grant or the disbursement of any of the Grant is and will be true and correct at the time such statement is made;

(d) It is in compliance in all material respects with provisions of its charter and of the laws of the State of Texas, and of the laws of the jurisdiction in which it was formed, and (i) there are no actions, suits, or proceedings pending, or threatened, before any judicial body or governmental authority against or affecting its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents and (ii) it is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority which would impair its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents;

(e) Neither the execution and delivery of this Contract or any document referred to herein, nor compliance with any of the terms, conditions, requirements, or provisions contained in this Contract or any documents referred to herein, is prevented by, is a breach of, or will result in a breach of, any term, condition, or provision of any agreement or document to which it is now a party or by which it is bound; and

(f) It shall furnish such satisfactory evidence regarding the representations and certifications described herein as may be required and requested by the INSTITUTE from time to time.

Section 2.11 Reliance upon Representations. By awarding the Grant and executing this Contract, the INSTITUTE is relying, and will continue to rely throughout the term of this Contract, upon the truthfulness, accuracy, and completeness of the RECIPIENT ’s written assurances, certifications and representations. Moreover, the INSTITUTE would not have entered into this Contract with the RECIPIENT but for such written assurances, certifications and representations. The RECIPIENT acknowledges that the INSTITUTE is relying upon such assurances, certifications and representations and acknowledges their materiality and significance.

Section 2.12 Contingent upon Availability of Grant Funds. This Contract is contingent upon funding being available for the term of the Contract and the RECIPIENT shall have no right of action against the INSTITUTE in the event that the INSTITUTE is unable to perform its obligations under this Contract as a result of the suspension, termination, withdrawal, or failure of funding to the INSTITUTE or lack of sufficient funding of the INSTITUTE for this Contract. If funds become unavailable to the INSTITUTE during the term of the Contract, Section 8.01(c) shall apply. For the sake of clarity, and except as otherwise provided by this Contract, if this Contract is not funded, then both parties are relieved of all of their obligations under this Contract. The INSTITUTE acknowledges and agrees that the Project is a multiyear project subject to Tex. Health & Safety Code, Ch. 102, Section 102.257.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 2.13 Confidentiality of Documents and Information. In connection with work contemplated for the Project or pursuant to complying with various provisions of this Contract, the RECIPIENT may disclose its confidential business, financial, technical, scientific information and other information to the INSTITUTE (“Confidential Information”). To assist the INSTITUTE in identifying such information, the RECIPIENT shall mark or designate the information as “confidential,” provided however that the failure to so designate does not operate as a waiver to protections provided by applicable law or this Contract. The INSTITUTE shall use no less than reasonable care to protect the confidentiality of the Confidential Information to the fullest extent permissible under the Texas Public Information Act, Texas Government Code, Chapter 552 (the “TPIA”), and, except as otherwise provided in the TPIA to prevent the disclosure of the Confidential Information to third parties for a period of time equal to three (3) years from the termination of the contract, unless the INSTITUTE and the RECIPIENT agree in writing to extend such time period, provided that this obligation shall not apply to information that:

(a) was in the public domain at the time of disclosure or later became part of the public domain through no act or omission of the INSTITUTE in breach of this Contract;

(b) was lawfully disclosed to the INSTITUTE by a third party having the right to disclose it without an obligation of confidentiality;

(c) was already lawfully known to the INSTITUTE without an obligation of confidentiality at the time of disclosure;

(d) was independently developed by the INSTITUTE without using or referring to the RECIPIENT’s Confidential Information; or

(e) is required by law or regulation to be disclosed.

The INSTITUTE shall hold the Confidential Information in confidence, shall not use such Confidential Information except as provided by the terms of this Contract, and shall not disclose such Confidential Information to third parties without the prior written approval of the RECIPIENT or as otherwise allowed by the terms of the Contract. Subject in all respects to the terms of this Contract and the TPIA, the INSTITUTE has the right to use and disclose the Confidential Information reasonably in connection with the exercise of its rights under the Contract.

In the event that the INSTITUTE is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process by a court of competent jurisdiction or by any administrative, legislative, regulatory or self-regulatory authority or entity) to disclose any Confidential Information, the INSTITUTE shall provide the RECIPIENT with prompt written notice of any such request or requirement so that the RECIPIENT may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, the INSTITUTE is nonetheless legally compelled to make any such disclosure of Confidential Information to any person, the INSTITUTE may, without liability hereunder, disclose only that portion of the Confidential Information that is legally required to be disclosed, provided that the INSTITUTE will use reasonable efforts to assist the RECIPIENT, at the RECIPIENT’s expense, in obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. To the extent that such Confidential Information does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Article III

DISBURSEMENT OF GRANT AWARD PROCEEDS

Section 3.01 Payment of Grant Award Proceeds. The INSTITUTE will advance Grant award proceeds upon request by the RECIPIENT, consistent with the amounts and schedule as provided in Attachment B. If the RECIPIENT does not request or the Oversight Committee does not authorize advancement of funds for some or the entire Grant award proceeds, disbursement of Grant award proceeds for services performed and allowable expenses and costs incurred pursuant to the Scope of Work will be on a reimbursement basis. To the extent that completion of certain milestones is associated with a specific tranche of funding as reflected in the Scope of Work, those milestones shall be accomplished before funding may be provided for next tranche of funding. The INSTITUTE reserves the right to terminate the Contract should a key milestone not be met.

Section 3.02 Requests for Reimbursement and Quarterly Financial Status Reports. If the RECIPIENT does not receive an advance disbursement of Grant proceeds, the RECIPIENT ’s requests for reimbursement shall be made on INSTITUTE Form 269a (Financial Status Report). If the RECIPIENT has elected to receive an advance disbursement of Grant proceeds, RECIPIENT shall submit INSTITUTE Form 269a (Financial Status Report) to document all costs and allowable expenses paid with Grant proceeds. The RECIPIENT shall submit the INSTITUTE Form 269a quarterly to the INSTITUTE within 90 days following the end of the quarter covered by the bill. A final INSTITUTE Form 269a shall be submitted by RECIPIENT not later than 90 days after the Termination Date. An extension of time for submission deadlines specified herein must be expressly authorized in writing by the INSTITUTE.

Section 3.03 Actual Costs and Allowable Expenses. Because the Approved budget for the Project(s) as set forth in Attachment B is only an estimate, the parties agree that the RECIPIENT’s billings under this Contract will reflect the actual costs and expenses incurred in performing the Project(s), regardless of the Approved Budget, up to the total contracted amount specified in Section 2.01 “Award of Monies.” The RECIPIENT shall use Grant proceeds only for allowable expenses consistent with state law and agency administrative rules. Allowable expenses for the Project(s) shall be only as outlined in the Approved Budget and any modifications to same.

Section 3.04 Travel Expenses. Reimbursement for travel expenditures shall be in accordance with the Approved Budget. Prior written approval from the INSTITUTE must be obtained before travel that exceeds the amount included in the Approved Budget commences. Failure to obtain such prior written approval shall result in such excess travel costs constituting expenses that may not be taken into account for the purposes of calculating expenditure of Grant funds under this Contract.

Section 3.05 Budget Modifications. The total Approved Budget and the assignment of costs may be adjusted based on implementation of the Scope of Work, spending patterns, and unexpended funds, but only by an amendment to the Approved Budget. In no event shall an amendment to the Approved Budget result in payments in excess of the aggregate amount specified in Section 2.01 “Award of Monies” or in approved supplemental funding for the Project, if any. The RECIPIENT may make transfers between or among lines within budget categories without prior written approval provided that:

(a)	The total dollar amount of all changes of any single line item within budget categories (individually and in the aggregate) is less than 10% of the total Approved Budget;

(b)	The transfer will not increase or decrease the total Approved Budget;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(c)	The transfer will not materially change the nature, performance level, or Scope of Work of the Project; and

(d)	The RECIPIENT submits a revised copy of the Approved Budget including a narrative justification of the changes prior to incurring costs in the new category.

All other budget changes or transfers require the INSTITUTE’s express prior written approval. Transfer of funds between categories in the Project’s Approved Budget may be allowed if requests are in writing, fit within the Scope of Work and the total Approved Budget, are beneficial to the achievement of the objectives of the Project, and appear to be an efficient, effective use of the INSTITUTE’s funds.

Section 3.06 Withholding Payment. The INSTITUTE may withhold Grant award proceeds from RECIPIENT if required Financial Status Reports (Form 269a) are not on file for previous quarters or for the final period, if material program requirements are not met and remain uncured after a reasonable time period to cure, if the RECIPIENT is in breach of any material term of this Contract, or in accordance with provisions of this Contract as well as applicable state or federal laws, regulations or administrative rules, and the breach remains uncured after a reasonable time period to cure. The INSTITUTE shall have the right to withhold all or part of any future payments to the RECIPIENT to offset any prior advance payments made to the RECIPIENT for ineligible expenditures that have not been refunded to the INSTITUTE by the RECIPIENT.

Section 3.07 Grant Funds as Supplement to Budget. The RECIPIENT shall use the Grant proceeds awarded pursuant to this Contract to supplement its overall budget. These funds will in no event supplant existing funds currently available to the RECIPIENT that have been previously budgeted and set aside for the Project. The RECIPIENT will not bill the INSTITUTE for any costs under this Contract that also have been billed or should have been billed to any other funding source.

Section 3.08 Buy Texas. The RECIPIENT shall apply good faith efforts to purchase goods and services from suppliers in Texas to the extent reasonably possible, to achieve a goal of more than 50 percent of such purchases from suppliers in Texas.

Section 3.09 Historically Underutilized Businesses. The RECIPIENT shall use reasonable efforts to purchase materials, supplies or services from a Historically Underutilized Business (HUB). The Texas Procurement and Support Services website will assist in finding HUB vendors (http://www.window.state.tx.us/procurement.) The RECIPIENT shall complete a HUB report with each annual report submitted to the INSTITUTE in accordance with Attachment E.

Section 3.10 Limitation on Use of Grant Award Proceeds to Pay Indirect Costs. The RECIPIENT shall not spend more than five percent of the Grant award proceeds for Indirect Costs.

Section 3.11 Carry Forward of Unspent Funds and No Cost Extension. RECIPIENT may request to carry forward unspent funds into the budget for the next year. Carryover of unspent funds must be specifically approved by the INSTITUTE. The INSTITUTE may approve a no cost extension for the Contract for a period not to exceed six (6) months after the Termination Date if additional time beyond the Termination date is required to ensure adequate completion of the approved project. The Contract must be in good fiscal and programmatic standing. All terms and conditions of the Contract shall continue during any extension period and if such extension is approved, notwithstanding Section 2.03, all references to the “Termination Date” shall be deemed to mean the date of expiration of such extension period.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Article IV

AUDITS AND INSPECTIONS

Section 4.01 Record Keeping. The RECIPIENT, each Collaborator whose costs are funded in all or in part by the Grant shall maintain or cause to be maintained books, records, documents and other evidence (electronic or otherwise) pertaining in any way to its performance under and compliance with the terms and conditions of this Contract (“Records”). The RECIPIENT, each Collaborator and each Contractor shall use, or shall cause the entity which is maintaining such Records to use generally accepted accounting principles in the maintenance of such Records, and shall retain or require to be retained all of such Records for a period of three (3) years from the Termination Date of the Contract.

Section 4.02 Audits. Upon request and with reasonable notice, the RECIPIENT, each Collaborator and each Contractor whose costs are charged to the Project shall allow, or shall cause the entity which is maintaining such items to allow, the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts for the State of Texas, to review, inspect, audit, copy or abstract all of its Records during regular working hours. Acceptance of funds directly under the Contract or indirectly through a subcontract under the Contract constitutes acceptance of the authority of the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts, to conduct an audit or investigation in connection with those funds for a period of three (3) years from the Termination Date of the Contract.

Notwithstanding the foregoing, any RECIPIENT expending $500,000 or more in federal or state awards during its fiscal year shall obtain either an annual single audit or a program specific audit. A RECIPIENT expending funds from only one state program may elect to obtain a program specific audit in accordance with Office of Management and Budget (OMB) Circular A-133 or with the State of Texas Uniform Grant Management Standards (UGMS). A single audit is required if funds from more than one federal or state program are spent by the RECIPIENT. The audited time period is the RECIPIENT ’s fiscal year, not the INSTITUTE funding period.

Section 4.03 Inspections. In addition to the audit rights specified in Section 4.02 “Audits”, the INSTITUTE shall have the right to conduct periodic onsite inspections within normal working hours and on a day and a time mutually agreed to by the parties, to evaluate the Institute-Funded Activity. The RECIPIENT shall fully participate and cooperate in any such evaluation efforts.

Section 4.04 On-going Obligation to Submit Requested Information. The RECIPIENT shall, submit other information related to the Grant to the INSTITUTE as may be reasonably requested from time-to-time by the INSTITUTE, by the Legislature or by any other funding or regulatory bodies covering the RECIPIENT’s activities under this Contract.

Section 4.05 Duty to Resolve Deficiencies. If an audit and/or inspection under this Article IV finds there are deficiencies that should be remedied, then the RECIPIENT shall resolve and/or cure such deficiencies within a reasonable time frame specified by the INSTITUTE. Failure to do so shall constitute an Event of Default pursuant to Section 8.03 “Event of Default.” Upon the RECIPIENT’S request, the

Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended or in violation of the terms of this Contract. The RECIPIENT shall repay any portion of Grant proceeds used by the RECIPIENT for purposes for which the Grant was not intended, as determined by the final results of an audit conducted pursuant to the provisions of this Contract. Unless otherwise expressly provided for in writing and appended to this Contract, the repayment shall be made to the INSTITUTE no later than forty-

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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five (45) days upon a written request by the INSTITUTE specifying the amount to be repaid and detailing the basis upon which such request is being made and the amount shall include interest calculated at an amount not to exceed five percent (5%) annually. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE’S sole discretion.

Section 4.07 Repayment of Grant Proceeds for Relocation Outside of Texas. Unless waived by a vote of the Oversight Committee, the RECIPIENT shall repay the INSTITUTE all Grant proceeds disbursed to RECIPIENT in the event that RECIPIENT relocates its principal place of business outside of the State during the Contract term or within 3 years after the final payment of the Grant funds is made by the INSTITUTE.

Article V

ASSURANCES AND CERTIFICATIONS

Adoption of Attachment C. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment C in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VI

INTELLECTUAL PROPERTY AND REVENUE SHARING

Adoption of Attachment D. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment D in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VII

REPORTING

Adoption of Attachment E. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment E in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VIII

EARLY TERMINATION AND EVENT OF DEFAULT

Section 8.01 Early Termination of Contract. This Contract may be terminated prior to the Termination Date specified in Section 2.03 “Contract Term” by:

(a)	Mutual written consent of all parties to this Contract; or

(b)	The INSTITUTE for an Event of Default (defined in Section 8.03) by the RECIPIENT; or

(c)	The INSTITUTE if allocated funds should become legally unavailable during the Contract period and the INSTITUTE is unable to obtain additional funds for such purposes; or

(d)	The RECIPIENT for convenience.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 8.02 Repayment of Grant Proceeds upon Early Termination. The INSTITUTE may require the RECIPIENT to repay some or all of the disbursed Grant proceeds in the event of early termination under 8.01 (d) above or under Section 8.01(b) above, to the extent such Event of Default resulted from Grant funds being expended in violation of this Contract. To the extent that the INSTITUTE exercises this option, the INSTITUTE shall provide written notice to the RECIPIENT stating the amount to be repaid, applicable interest calculated not to exceed five percent (5%) annually, and the schedule for such repayment. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE ’S sole discretion. In no event shall the RECIPIENT retain Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended.

Section 8.03 Event of Default. The following events shall, unless expressly waived in writing by the INSTITUTE or fully cured by the RECIPIENT pursuant to the provisions herein, constitute an event of default (each, an “Event of Default”):

(a) The RECIPIENT’s failure, in any material respect, to conduct the Project in accordance with the approved Scope of Work and to demonstrate progress towards achieving the milestones set forth in Section 2.02;

(b) The RECIPIENT’s failure to conduct the Project within the State of Texas to the extent required under this Contract unless as otherwise specified in the application, Scope of Work or Approved Budget;

(c) The RECIPIENT’s failure to fully comply, in any material respect, with any provision, term, condition, covenant, representation, certification, or warranty contained in this Contract or any other document incorporated herein by reference;

(d) The RECIPIENT’s failure to comply with any applicable federal or state law, administrative rule, regulation or policy with regard to the conduct of the Project;

(e) The RECIPIENT’s material misrepresentation or false covenant, representation, certification, or warranty made by RECIPIENT herein, in the Grant application, or in any other document furnished by RECIPIENT pursuant to this Contract that was misleading at the time that it was made; or

(f) The RECIPIENT ceases its business operations, has a receiver appointed for all or substantially all of its assets, makes a general assignment for the benefit of creditors, is declared insolvent by a court of competent jurisdiction or becomes the subject, as a debtor, of a proceeding under the federal bankruptcy code, which such proceedings are not dismissed within ninety (90) days after filing.

Section 8.04 Notice Required. If the RECIPIENT intends to terminate pursuant to Section 8.01(d) “Early Termination of Contract”, it shall provide written notice to the INSTITUTE pursuant to the notice provisions of Section 9.21 “Notices” no later than thirty (30) days prior to the intended date of termination.

If the INSTITUTE intends to terminate for an Event of Default under Section 8.01(b) by the RECIPIENT, as described in Section 8.03 “Event of Default”, the INSTITUTE shall provide written notice to the RECIPIENT pursuant to Section 9.21 “Notices” and shall include a reasonable description of the Event of Default and, if applicable, the steps necessary to cure such Event of Default. Upon receiving notice from the INSTITUTE, the RECIPIENT shall have thirty (30) days beginning on the day following the receipt of notice to cure the Event of Default. Upon request, the INSTITUTE may provide an extension of time to cure the Event of Default(s) beyond the thirty (30) day period specified herein so long as the RECIPIENT is using reasonable efforts to cure and is making reasonable progress in curing such Event(s) of Default. The extension shall

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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be in writing and appended to the Contract. If the RECIPIENT is unable or fails to timely cure an Event of Default, unless expressly waived in writing by the INSTITUTE, this Contract shall immediately terminate as of the close of business on the final day of the allotted cure period without any further notice or action by the INSTITUTE required. In addition, and notwithstanding the foregoing, the INSTITUTE and the RECIPIENT agree that certain events that cannot be cured shall, unless expressly waived in writing by the INSTITUTE, constitute a final Event of Default under this Contract and this Contract shall terminate immediately upon the INSTITUTE giving the RECIPIENT written “Notice of Event of Default and FINAL TERMINATION.”

In the event that the INSTITUTE terminates the Contract under Section 8.01(c) above because allocated funds become legally unavailable during the Contract period, the INSTITUTE shall immediately provide written notification to the RECIPIENT of such fact pursuant to Section 9.21 “Notices.” The Contract is terminated upon the RECIPIENT’s receipt of that notification, subject to Section 9.09 “Survival of Terms.”

Section 8.05 Duty to Report Event of Default. The RECIPIENT shall notify the INSTITUTE in writing pursuant to Section 9.21 “Notices”, promptly and in no event more than (30) days after it obtains knowledge of the occurrence of any Event of Default. The RECIPIENT shall include a statement setting forth reasonable details of each Event of Default and the action which the RECIPIENT proposes to take with respect thereto.

Section 8.06 Obligations/Liabilities Affected by Early Termination. The RECIPIENT shall not incur new obligations that otherwise would have been paid for using Grant funds after the receipt of notice as provided by Section 8.04 “Notice Required”, unless expressly permitted by the INSTITUTE in writing, and shall cancel as many outstanding obligations as possible. The INSTITUTE shall not owe any fee, penalty or other amount for exercising its right to terminate the Contract in accordance with Section 8.01. In no event shall the INSTITUTE be liable for any services performed, or costs or expenses incurred, after the Termination Date of the Contract. Early termination by either party shall not nullify obligations already incurred, including the RECIPIENT ’s revenue sharing obligations as set forth in Attachment D, or the performance or failure to perform obligations prior to the Termination Date.

Section 8.07 Interim Remedies. Upon receipt by the RECIPIENT of a notice of Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of the INSTITUTE or this Contract is terminated, the INSTITUTE may enforce any or all of the following remedies (such rights and remedies being in addition to and not in lieu of any rights or remedies set forth herein):

(a) The INSTITUTE may refrain from disbursing any amount of the Grant funds not previously disbursed; provided, however, the INSTITUTE may make such a disbursement after the occurrence of an Event of Default without thereby waiving its rights and remedies hereunder;

(b) The INSTITUTE may enforce any additional remedies it has in law or equity.

The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies that the INSTITUTE would otherwise possess.

Article IX

MISCELLANEOUS

Section 9.01 Uniform Grant Management Standards. Unless otherwise provided herein, the RECIPIENT agrees that the Uniform Grant Management Standards (UGMS), developed by the Governor’s Budget and Planning Office as directed under the Uniform Grant Management Act of 1981, TEX. GOVT. CODE, Ch. 783, apply as additional terms and conditions of this Contract and that the standards are adopted by reference in their entirety. If there is a conflict between the provisions of this Contract and UGMS, the provisions of this Contract will prevail unless expressly stated otherwise.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 9.02 Management and Disposition of Equipment. During the term of this Contract, the RECIPIENT may use Grant funds to purchase Equipment to be used for the authorized purpose of the Project, subject to the conditions set forth below. Unless otherwise provided herein, title to Equipment shall vest in the RECIPIENT upon termination of the Contract.

(a)	The INSTITUTE must authorize the acquisition in advance and in writing but an acquisition is deemed authorized if included in the Approved Budget for the Project;

(b)	Equipment purchased with Grant funds must stay within the State of Texas;

(c)	Equipment purchased with Grant funds must be materially deployed to the uses and purposes related to the Project;

(d)

In the event the RECIPIENT is indemnified, reimbursed or otherwise compensated for any loss of, destruction of, or damage to the Equipment purchased using Grant funds, it shall use the proceeds to repair or replace said Equipment;

(e)	Equipment may be exchanged (trade-in) or sold without the prior written approval of the INSTITUTE if the proceeds thereof shall be applied to the acquisition cost of replacement Equipment;

(f)	The RECIPIENT may use its own property management standards and procedures provided that it observes the terms of UGMS, A-102, in all material respects;

(g)

The title or ownership of the Equipment shall not be encumbered for purposes other than the Project nor or transferred other than to a permitted assignee of this Contract, without the prior written approval of the INSTITUTE;

(h)

If the original or replacement Equipment is no longer needed for the originally authorized purpose or for other activities supported by the INSTITUTE, the RECIPIENT shall request disposition instructions from the INSTITUTE and, upon receipt, shall fully comply therewith; and

(i)	If this Contract is terminated early pursuant to Section 8.01(b), (d), (e), or (f) above, the INSTITUTE shall determine the final disposition of Equipment purchased with Grant award money.

Section 9.03 Supplies and Other Expendable Property. The RECIPIENT shall classify as materials, supplies and other expendable property the allowable unit acquisition cost of such property under $5,000 necessary to carry out the Project. Title to supplies and other expendable property shall vest in the RECIPIENT upon acquisition.

Section 9.04 Acknowledgement of Grant Funding and Publicity. The parties agree to the following terms and conditions regarding acknowledging Grant funding and publicity:

(a) The parties agree to fully cooperate and coordinate with each other in connection with all press releases and publications regarding the award of the Grant, the execution of the Contract and the Institute-Funded Activities.

(b) The RECIPIENT shall notify the INSTITUTE ’s Information Specialist or similar personnel at least three business days prior to any press releases, advertising, publicity, use of CPRIT logo, or other promotional activities that pertain to the Project or any Institute-Funded Activity. In the event that the INSTITUTE wishes to participate in a joint press release, the RECIPIENT shall coordinate and cooperate with the INSTITUTE’s Information Specialist or similar personnel to develop a mutually agreeable joint press release.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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(c) Consistent with the goal of encouraging development of scientific breakthroughs and dissemination of knowledge, publication or presentation of scholarly materials is expected and encouraged. The RECIPIENT may publish in scholarly journals or other peer-reviewed journals (including graduate theses and dissertations) and may make presentations at scientific meetings without prior notice to or consent of the INSTITUTE, except as may otherwise be set forth in this Contract. The RECIPIENT shall promptly notify the INSTITUTE when any scholarly presentations or publications have been accepted for public disclosure and shall provide the INSTITUTE with final copies of all such accepted presentations and publications. The RECIPIENT shall acknowledge receipt of the INSTITUTE funding in all publications, presentations, press releases and other materials regarding the work associated with the Institute-Funded Activities. The RECIPIENT shall promptly submit an electronic version of all published manuscripts to PubMed Central in accordance with Section 9.05 “Public Access to Research Results.”

(d) When grant funds are used to prepare print or visual materials for educational or promotional purposes for the general public (e.g., patients), and excluding presentations and publications discussed above in subsection (c), the RECIPIENT shall provide a copy of such materials to the INSTITUTE at least ten (10) days prior to printing. The RECIPIENT shall also acknowledge receipt of the INSTITUTE funding on all such materials including, but not limited to, brochures, pamphlets, booklets, training fliers, project websites, videos and DVDs, manuals and reports, as well as on the labels and cases for audiovisual or videotape/DVD presentations.

Section 9.05 Public Access to Results of Institute-Funded Activities. The RECIPIENT shall submit an electronic version of its final peer-reviewed journal manuscripts that arise from Grant funds to the digital archive National Library of Medicine’s PubMed Central upon acceptance for publication. These papers must be accessible to the public on PubMed no later than 12 months after publication. This policy is subject to the terms of Attachment D and does not supplant applicable copyright law. For clarity, this policy is not intended to require the RECIPIENT to make a disclosure at a time or in any manner that would cause the RECIPIENT to abandon, waive or disclaim any intellectual property rights that it is obligated to protect pursuant to the terms of Attachment D.

Section 9.06 Work to be Conducted in State. The RECIPIENT agrees that it will use reasonable efforts to direct that any new or expanded preclinical testing, clinical trials, commercialization or manufacturing that is part of or relating to any Institute-Funded Activities take place in the State of Texas, including the establishment of facilities to meet this purpose. If the RECIPIENT decides not to conduct such work in the State of Texas, the RECIPIENT shall provide a prior written explanation to the INSTITUTE detailing the RECIPIENT ’s reasons for conducting the work outside of the State of Texas and the RECIPIENT’s efforts made to conduct the work in the State of Texas.

Section 9.07 Duty to Notify. During the term of this Contract and for a period of five (5) years thereafter, the RECIPIENT is under a continuing obligation to notify the INSTITUTE ’s Chief Executive Officer at the same time it is required to notify any Federal or State entity of any unexpected adverse event or condition that materially impacts the performance or general public perception of the conduct or results of the Project and Institute-Funded Activities, including any impact to the Scope of Work included in the Contract and events or results that have a serious adverse impact on human health, safety or welfare. By way of example only, if clinical testing of the results of Institute-Funded Activities reveal an unexpected risk of developing serious health conditions or death, then the RECIPIENT shall, at the same time it notifies any Federal or State entity, promptly so notify the INSTITUTE ’s Chief Executive Officer even if such results are not available until after the term of this Contract. Notice required under this section shall be made as promptly as reasonably possible and shall follow the procedures set forth in Section 9.21 “Notices.”

Section 9.08 Severability. If any provision of this Contract is construed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions hereof. The invalid, illegal or unenforceable provision shall be deemed stricken and deleted to the same extent and effect as if never incorporated herein. All other provisions shall continue as provided in this Contract.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 9.09 Survival of Terms. Termination or expiration of this Contract for any reason will not release either party from any liabilities or obligations set forth in this Contract that: (1) the Parties have expressly agreed shall survive any such termination or expiration; or (2) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. Such surviving terms include, but are not limited to, Sections 2.13, 4.01, 4.02, 4.05, 4.06, 8.02, 8.06, 9.04, 9.05, 9.06, 9.07, 9.09, 9.14, 9.15, 9.16, 9.17, 9.18, and Attachment D.

Section 9.10 Binding Effect and Assignment or Modification. This Contract and all terms, provisions and obligations set forth herein shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns, including all other state agencies and any other agencies, departments, divisions, governmental entities, public corporations or other entities which shall be successors to either of the parties or which shall succeed to or become obligated to perform or become bound by any of the covenants, agreements or obligations hereunder of either of the parties hereto. Upon a permitted assignment of this Contract by RECIPIENT, all references to “the RECIPIENT” herein shall be deemed to refer to such permitted assignee.

Section 9.11 No Waiver of Contract Terms. Neither the failure by the RECIPIENT or the INSTITUTE, in any one or more instances, to insist upon the complete and total observance or performance of any term or provision hereof, nor the failure of the RECIPIENT or the INSTITUTE to exercise any right, privilege or remedy conferred hereunder or afforded by law, shall be construed as waiving any breach of such term or provision or the right to exercise such right, privilege or remedy thereafter. In addition, no delay on the part of either the RECIPIENT or the INSTITUTE, in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy.

Section 9.12 No Waiver of Sovereign Immunity. No provision of this Contract is in any way intended to constitute a waiver by the INSTITUTE, the RECIPIENT (if applicable), or the State of Texas of any immunities from suit or from liability that the INSTITUTE, the RECIPIENT, or the State of Texas may have by operation of law.

Section 9.13 Force Majeure. Neither the INSTITUTE nor the RECIPIENT will be liable for any failure or delay in performing its obligations under the Contract if such failure or delay is due to any cause beyond the reasonable control of such party, including, but not limited to, unusually severe weather, strikes, natural disasters, fire, civil disturbance, epidemic, war, court order or acts of God. The existence of such causes of delay or failure will extend the period of performance in the exercise of reasonable diligence until after the causes of delay or failure have been removed. Each party must inform the other in accordance with Section 9.21 “Notices” within five (5) business days, or as soon as it is practical, of the existence of a force majeure event or otherwise waive this right as a defense.

Section 9.14 Disclaimer of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION WILL APPLY REGARDLESS OF WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9.15 Indemnification and Hold Harmless. Except as provided herein, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all claims, demands, costs, expenses, liabilities, causes of action and damages of every kind and character (including reasonable attorneys fees) which may be asserted by any third party in any way related or

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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incident to, arising out of, or in connection with (1) the RECIPIENT’s negligent, intentional or wrongful performance or failure to perform under this Contract, (2) the RECIPIENT ’s receipt or use of Grant funds, or (3) any negligent, intentional or wrongful act or omission committed by the RECIPIENT as part of an Institute-Funded Activity or during the Project. In addition, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all costs and expenses of every kind and character (including reasonable attorneys fees, costs of court and expert fees) that are incurred by the INSTITUTE or the State of Texas arising out of or related to a third party claim of the type specified in the preceding sentence. Notwithstanding the preceding, such indemnification shall not apply in the event of the sole or gross negligence of the INSTITUTE. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.15 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

The RECIPIENT acknowledges and agrees that this indemnification shall apply to, but is not limited to, employment matters, taxes, personal injury, and negligence.

It is understood and agreed that it is not the intent of the parties to expand or increase the liability of the State of Texas under this Article. This provision is intended to prevent the RECIPIENT, the INSTITUTE and the State of Texas from attempting or appearing to assume liability it does not have the statutory or legal power to assume.

Section 9.16 Alternative Dispute Resolution. If applicable, the dispute resolution process provided for in TEX. GOVT. CODE, Ch. 2260 shall be used, as further described herein, to resolve any claim for breach of contract made against the INSTITUTE (excluding any uncured Event of Default). The submission, processing and resolution of a party’s claim are governed by the published rules adopted by the Attorney General pursuant to TEX. GOVT. CODE, Ch. 2260, as currently effective, hereafter enacted or subsequently amended.

Section 9.17 Applicable Law and Venue. This Contract shall be construed and all disputes shall be considered in accordance with the laws of the State of Texas, without regard to its principles governing the conflict of laws. Provided that the RECIPIENT first complies with procedures set forth in Section 9.16 “Alternative Dispute Resolution,” exclusive venue and jurisdiction for the resolution of claims arising from or related to this Contract shall be in the federal and state courts in Travis County, Texas.

Section 9.18 Attorneys’ Fees. In the event of any litigation, appeal or other legal action to enforce any provision of the Contract, the RECIPIENT shall pay all expenses of such action, including attorneys’ fees and costs, if the INSTITUTE is the prevailing party. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.18 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

Section 9.19 Counterparts. This Contract may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 9.20 Construction of Terms The headings used in this Contract are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Contract. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word “including” and similar constructions (such as “includes”, “included”, “for example”, “such as”, and “e.g.”) shall mean “including, without limitation” throughout this Contract. The words “and” and “or” are not intended to convey exclusivity or nonexclusivity except where expressly indicated or where the context so indicates in order to give effect to the intent of the parties.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

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Section 9.21 Notices. All notices, requests, demands and other communications will be in writing and will be deemed given on the date received as demonstrated by (i) a courier’s receipt or registered or certified mail return receipt signed by the party to whom such notice was sent, provided that such notice was sent to the Authorized Signing Official (ASO) at the address provided in the CPRIT Grants Management System, (ii) a fax confirmation page showing that such fax was successfully transmitted to the fax number provided in the CPRIT Grants Management System, or (iii) via correspondence in the CPRIT Grants Management System.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Exchange Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

[*****]